 Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     I, Mordechai Shalev, Adv.,certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

         1. This Annual Report on Form 20-F of R.V.B. Holdings Ltd. (the “Company”) for the period ended December 31, 2014 (the “Report”), fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2015

By: /s/ Mordechai Shalev, Adv. Name: Mordechai Shalev, Adv. Title: Temporary Liquidator (Executive Principal Officer and Executive Financial Officer)